UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


                                 DATE OF REPORT

              (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 24, 1997



                         APPLIED MAGNETICS CORPORATION

            (Exact Name of Registrant as Specified in its Charter)



        DELAWARE              1-6635           95-1950506
     (State or Other       (Commission       (IRS Employer
     Jurisdiction of       File Number)    Identification No.)
     Incorporation)



                              75 ROBIN HILL ROAD

                           GOLETA, CALIFORNIA  93117

                   (Address of Principal Executive Offices)


                        REGISTRANT'S TELEPHONE NUMBER,
                     INCLUDING AREA CODE:  (805) 683-5353

                            Exhibit Index on Page 3

Item 5.     OTHER EVENTS

            Attached hereto as Exhibit 99.1 is the Press Release dated February 24, 1997 announcing an exchange tender offer by Applied Magnetics Corporation to the stockholders of Read-Rite
Corporation (the "Exchange Tender Offer").

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (c)    Exhibits.

Exhibit No.         Description of Exhibit
-----------         ----------------------
    99.1            Press Release dated February 24, 1997
                    announcing the Exchange Tender Offer.


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           APPLIED MAGNETICS CORPORATION



                           By: /s/ Craig D. Crisman
                              ----------------------------
                              Craig D. Crisman
                              Chairman of the Board and
                              Chief Executive Officer
                              (Principal Financial Officer)


Dated: February 24, 1997

                               INDEX TO EXHIBITS


                                                            Sequentially
Exhibit                                                       Numbered
Number         Description of Exhibit                           Page
-------        ----------------------                       -------------

  99.1         Press Release dated February 24, 1997
               announcing the Exchange Tender Offer.             4

                                                               EXHIBIT 99.1
                                                               ------------

Contacts:   Media                               Investors and Analysts
            -----                               ----------------------
            Robinson Lerer & Montgomery:        MacKenzie Partners, Inc.:
            David Allan                         John K. Kelly
            415-434-9100                        805-683-5353 or
            Michael Bulger                      310-284-3110
            212-484-7413


                       APPLIED MAGNETICS CORPORATION PROPOSES
                  A BUSINESS COMBINATION WITH READ-RITE CORPORATION

               Transaction Valued at $37.50 Per Read-Rite Common Share



Applied Magnetics Corporation - February 24, 1997. Applied Magnetics Corporation announced today that it has proposed a $1.8 billion business combination between Applied Magnetics Corporation and Read-Rite Corporation which would create one of the leading disk head suppliers and the leading thin film inductive disk head supplier. The combined entity would have annualized sales of more than $1.8 billion, an equity market capitalization of approximately $3.4 billion and combined capacity of approximately 40 million head gimbal assemblies ("HGAs") per quarter.

Under the terms of the proposal, Read-Rite's stockholders would receive .679 common shares of Applied Magnetics for each common share of Read-Rite. Based on the closing price of Applied Magnetics' stock on February 21, the exchange ratio would produce a value of $37.50 for each Read-Rite common share. This represents a premium of 33% over the closing price for Read-Rite's stock on February 21, 1997. The transaction is structured to be tax-free to Read-Rite's stockholders and it is intended that the transaction would qualify for pooling of interests accounting, but is not conditioned on such treatment.

Applied Magnetics also announced that it will simultaneously proceed with a consent solicitation aimed at replacing Read-Rite's current Board of Directors with a new Board that would, subject to their fiduciary duties, endorse the transaction.

Craig D. Crisman, Chairman and Chief Executive Officer of Applied Magnetics, stated, "We believe that the strategic advantages which would result from a business combination of Applied Magnetics and Read-Rite would be of great benefit to the stockholders, employees and customers of both companies. Through this combination, we will create a powerful global company better positioned to be a leader in an increasingly competitive business environment."

Mr. Crisman cited several specific advantages which would result from the proposed transaction:

      * Formation of one of the leading disk head suppliers and the leading thin film inductive disk head supplier with quarterly capacity of approximately 40 million HGAs, annualized sales of more than $1.8 billion, an equity market capitalization of approximately $3.4 billion and an exceptionally strong balance sheet;

      * Creation of the leading producer in advanced thin film, inductive disk heads, with a strengthened position in emerging magnetoresistive (MR) technology,

      * Combination of technical expertise and production capacity to meet the increasingly competitive challenges from foreign and domestic suppliers; and

      * Significantly enhanced earnings potential. The combination of cost savings, manufacturing efficiencies and revenue enhancements should produce estimated incremental gains in pre-tax earnings of more than $100 million in the twelve-month period following the transaction.


Mr. Crisman added, "We have developed a business plan for the combined company which, through cost savings, manufacturing efficiencies, and revenue enhancements, will result in incremental gains in pre-tax earnings of more than $100 million in the twelve-month period following the transaction.

"The combination of Applied Magnetics and Read-Rite would create a company which would have greater operational and capacity planning flexibility and all of the advantages associated with greater scale. We view the highly motivated employee groups of both companies as critically important assets, and the combination will provide an increased level of opportunity and satisfaction for our combined employee group."

In a letter dated February 24, 1997 to Cyril J. Yansouni, Chief Executive Officer and Chairman of the Board of Directors of Read-Rite Corporation, Mr. Crisman noted that on a number of occasions Applied Magnetics had, in direct discussions, expressed its desire to negotiate a friendly transaction. Repeating Applied Magnetics' preference for an amicable business combination, Mr. Crisman said that Read-Rite's lack of interest in such discussions, despite the clear advantages which would result from a business combination of the companies, make it appropriate for Applied Magnetics to present an offer directly to Read-Rite's stockholders. [Editor's note: the full text of the letter follows the end of this release.]

Mr. Crisman concluded, "Through the combination of the resources of Applied Magnetics and Read-Rite, we are convinced we will build a stronger, more profitable company that will maintain leadership in technology and production while responding effectively to stiff competition. Stockholders, employees and customers of the two companies, as well as the communities where we both operate, will benefit from this combination. We are committed to achieving this goal."

Gleacher NatWest is acting as financial advisor to Applied Magnetics and will act as dealer manager for the proposed exchange offer, and MacKenzie Partners, Inc. will act as information agent for the proposed exchange offer.

                                   * * * * * * * *

This news release is neither an offer to exchange nor a solicitation of an offer to exchange shares of common stock of Read-Rite. This document contains certain forward looking statements with respect to the financial condition, results of operations and business of Applied Magnetics and, assuming the consummation of the proposed business combination, a combined Applied Magnetics/Read-Rite corporation. In addition, the ability of Applied Magnetics to realize increases in operating income resulting from potential cost savings is also subject to the following uncertainties, among others: (a) the ability to integrate the Applied Magnetics and Read-Rite management and R&D and operations functions on a timely basis; and (b) the ability to eliminate duplicative functions while maintaining acceptable performance levels. Further information on other factors which could affect the financial results of the combined company after the proposed business combination and the conditions of the proposed offer is included in filings by Applied Magnetics with the Securities and Exchange Commission (the "Commission"), including a registration statement on Form S-4 filed with the Commission on February 24, 1997, and the Commission filings incorporated by reference therein.

SHARES OF READ-RITE COMMON STOCK HELD BY APPLIED MAGNETICS, ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES AND OTHER PERSONS WHO MAY SOLICIT PROXIES OR CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND READ-RITE:

Applied Magnetics and certain other persons named below may solicit proxies or consents to (i) remove all six of the present members of the Board of Directors of Read-Rite (the "Read-Rite Board") and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship; (ii) amend Section 3.2 of Article III of Read-Rite's By-laws (the "Read-Rite By-laws") to fix the number of directors of Read-Rite at two;

(iii) elect two nominees of Applied Magnetics as directors of Read-Rite; and
(iv) repeal each provision of the Read-Rite By-laws or amendments thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of any of the foregoing proposals. The participants in this solicitation may include Applied Magnetics; the directors of Applied Magnetics (Craig D. Crisman, Harold
R. Frank, Herbert M. Dwight, Jr., Dr. R.C. Mercure, Jr. and Jerry E. Goldress); the following executive officers or employees of Applied Magnetics (Peter Altavilla, Paul Frank and Steve Beal).

As of the date of this communication, Applied Magnetics is the owner of 200 shares of Read-Rite common stock. Other than as set forth herein, as of the date of this communication, neither Applied Magnetics nor any of its directors, executive officers or other representatives or employees of Applied Magnetics, or other persons known to Applied Magnetics, who may solicit proxies or consents has any securities holdings in Read-Rite. Applied Magnetics disclaims beneficial ownership of any securities of Read-Rite held by any pension plan or other employee benefit plan of Applied Magnetics or by any affiliate of Applied Magnetics. Applied Magnetics further disclaims beneficial ownership of any securities of Read-Rite held by Applied Magnetics or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Gleacher NatWest Inc. ("Gleacher NatWest"), financial advisor to Applied Magnetics does not admit that it or any of its directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Commission, or that such Schedule 14A requires the disclosure of certain information concerning Gleacher NatWest, Gleacher NatWest may assist Applied Magnetics in such a solicitation. Gleacher NatWest engages in a full range of investment banking services. As of the most recent practicable date prior to the date hereof as such information was available, Gleacher NatWest does not hold any shares of Read-Rite common stock.

Except as disclosed above, to the knowledge of Applied Magnetics, none of Applied Magnetics, the directors or executive officers of Applied Magnetics, the employees or other representatives of Applied Magnetics has any interest, direct or indirect, by securities holding or otherwise, in Read-Rite.

                 [Letterhead of Applied Magnetics Corporation]


February 24, 1997

Mr. Cyril J. Yansouni
Chief Executive Officer and
Chairman of the Board of Directors
Read-Rite Corporation

Dear Mr. Yansouni:

As you know from our conversations and those you have had with Gleacher NatWest, our independent financial advisor, Applied Magnetics Corporation has been interested for some time in effecting a business combination with Read-Rite Corporation. Applied Magnetics believes strongly that the strategic advantages which would result from a business combination of our two companies would be of great benefit to our respective stockholders, employees and customers. At the same time, the business combination would create a significantly stronger entity in an increasingly competitive business environment.

In the course of our recent discussions, we have made clear our willingness to enter into a friendly, negotiated agreement to bring about this business combination. We have, over the past twelve months, been respectful of your desire to proceed at a slow pace but, in light of the demands of a rapidly changing global marketplace and your apparent decision to delay further consideration of this combination, we have concluded that it is in the best interests of the stockholders of both companies for Applied Magnetics to proceed with an offer to acquire Read-Rite.

Accordingly, the Board of Directors of Applied Magnetics has authorized me to propose a transaction in which each share of Read-Rite would be converted into
 .679 shares of Applied Magnetics. Based on the closing price for Applied Magnetics stock on February 21, 1997, this exchange ratio would produce a value of $37.50 for each Read-Rite share, a 33% premium over Read-Rite's current market price. The transaction is structured to be tax-free to Read-Rite's stockholders and it is intended that the transaction would qualify for pooling of interests accounting, but is not conditioned on such treatment.

In light of the premium we are offering for Read-Rite's shares, we believe that Read-Rite's Board of Directors has a fiduciary responsibility to provide its stockholders with the opportunity to consider and take advantage of our offer. We will file today with the Securities and Exchange Commission a public registration statement which, when effective, will put our offer directly to your stockholders. In support of our offer, we will proceed with a consent solicitation which, in the absence of a negotiated agreement, would remove Read-Rite's Board of Directors and replace it with a Board which would, consistent with its fiduciary duties, pursue a Applied Magnetics/Read-Rite combination.

We believe that the combination of our companies offers significant benefits to both the stockholders of Read-Rite and those of Applied Magnetics, including:

    * Formation of one of the leading disk head suppliers and the leading thin film inductive disk head supplier with quarterly capacity of approximately 40 million HGAs, annualized sales of more than $1.8 billion, an equity market capitalization of approximately $3.4 billion and an exceptionally strong balance sheet;

    * Creation of the leading producer in advanced thin film, inductive disk heads, with a strengthened position in emerging magnetoresistive (MR) technology;

    * Merger of technical expertise and production capacity to meet the increasingly competitive challenges from foreign and domestic suppliers; and

    * Significantly enhanced earnings potential. We estimate that the combination of cost savings, manufacturing efficiencies and revenue enhancements should produce incremental gains in pre-tax earnings of more than $100 million in the twelve month period following the transaction.

We would prefer to move forward on a friendly basis, using a one-step format. As I have indicated, I am open-minded as to the appropriate composition of the Board and the role in the combined entity of the senior executives of each company. This transaction is driven solely by our desire to create a more competitive market participant, offering substantial benefits to our stockholders and customers.

We are convinced that this proposed combination of our resources will result in a stronger, more profitable company. We look forward to hearing from you and working constructively with you to finalize the transaction.

Sincerely yours,

/s/ Craig D. Crisman

cc: Board of Directors of Read-Rite